SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2002

ZINDART LIMITED
(Exact name of registrant as specified in its charter)

Hong Kong S.A.R. China	000-22161	Not Applicable
(State of Jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)

Flat C&D, 25/F, Block 1, Tai Ping Industrial Centre
57 Ting Kok Road
Tai Po, New Territories
Hong Kong S.A.R., China
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 011-852-2256-6000

Item 4. Changes in Registrant’s Certifying Accountant.

(a)	Previous Independent Public Accountant

     On August 12, 2002, Zindart Limited (the “Company”) and Arthur Andersen & Co Hong Kong (“Andersen”) mutually agreed to terminate Andersen’s appointment as the Company’s independent public accountant. The Board of Directors of the Company, upon the recommendation of the audit committee, authorized the termination of Andersen and the engagement of KPMG.

     The reports of Andersen on the Company’s financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that for the fiscal year ended March 31, 2002, Andersen included a paragraph in their opinion highlighting the fact that there was substantial doubt regarding the Company’s ability to continue as a going concern.

     During the Company’s two most recent fiscal years, and through August 12, 2002, there have been no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedures, which disagreements if not resolved to the satisfaction of Andersen would have caused them to make reference thereto in their report.

     During the Company’s two most recent fiscal years, and through August 12, 2002, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

     The Company has provided Andersen with a copy of the disclosures made by the Company in this Report on Form 8-K and has requested that Andersen furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not Andersen agrees with the above statements. A copy of such letter is attached hereto as Exhibit 16.1.

     The Company engaged KPMG as its new independent accountants as of August 12, 2002. During the two most recent fiscal years and through August 12, 2002, the Company has not consulted with KPMG on items which (1) were or should have been subject to Statement of Auditing Standard No. 50 or (2) concerned the subject matter of a disagreement or reportable event with the former accountants (as described in Regulation S-K Item 304(a)(2)).

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

Exhibit No.	Description

16.1	Letter dated August 15, 2002 from Arthur Andersen & Co Hong Kong regarding change in independent public accountant

1.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ZINDART LIMITED

Dated: August 12, 2002	By:	/S/ PETER A. J. GARDINER

Peter A. J. Gardiner Executive Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter dated August 15, 2002 from Arthur Andersen & Co Hong Kong regarding change in independent public accountant